Exhibit 13.1
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Mitsui & Co., Ltd. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: September 26, 2005

By	/s/ Shoei Utsuda
	Name:	Shoei Utsuda
	Title:	President and Chief Executive Officer (Principal Executive Officer)

By	/s/ Kazuya Imai
	Name:	Kazuya Imai
	Title:	Senior Executive Managing Officer and Chief Financial Officer (Principal Executive Officer)